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                                                                    EXHIBIT 10.9


                          RELIANT ENERGY, INCORPORATED
                                  SAVINGS PLAN

                (As Amended and Restated Effective April 1, 1999)

                                 First Amendment

                  The Benefits Committee of Reliant Energy, Incorporated, having reserved the right under Section 10.3 of the Reliant Energy, Incorporated Savings Plan, as amended and restated effective April 1, 1999 (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of the dates specified below, as follows:

                  1. Effective as of January 1, 1999, the third paragraph of
Section 4.1 of the Plan is hereby amended to read as follows:

                  "In addition, for any Plan Year, the Employer, in its discretion, may make an additional Employer Matching Contribution in the amount, if any, necessary to result in a total allocation under
         Article V to the ESOP Accounts of (i) Participants who are in active Service as of the last day of the applicable Plan Year and (ii) Participants (A) whose Service terminates during the applicable Plan Year and who are age 55 or older with five years of Service as of such termination date or (B) whose Service terminates during the applicable Plan Year due to death or Disability, in the percentage determined by the Chairman of the Committee, in his sole discretion, of the total of each such eligible Participant's Pre-Tax Matched Contribution and After-Tax Matched Contribution for such Plan Year. The foregoing discretionary allocation shall be communicated to such eligible Participants within 90 days following the close of the applicable Plan Year. Further, the Employer may make an additional ESOP Contribution and/or Employer Matching Contribution, if necessary, to make the allocation required under Section 5.3(d)(ii) with respect to dividends used to repay an Exempt Loan."

                  2. Effective as of January 1, 1999, the last sentence of
Section 5.3(b) of the Plan is hereby amended to read as follows:

         "Allocations made pursuant to this Section 5.3(b) shall be made as soon as practicable after the close of each payroll period in an amount not to exceed 75% of the total of each Participant's Pre-Tax Matched Contribution and After-Tax Matched Contribution and, if applicable, after the close of the first quarter following the end of the applicable Plan Year in an amount equal to the discretionary allocation percentage of the total of each eligible Participant's


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         Pre-Tax Matched Contribution and After-Tax Matched Contribution in
         accordance with the third paragraph of Section 4.1."

                  3. Effective as of April 1, 1999, the sixth line of Section
1.11 of the Plan is hereby amended to add the words "in cash" after the words "payments of compensation" and before the words "which would be" in such line.

                  4. Effective as of April 1, 1999, the second sentence of
Section 3.1 of the Plan is hereby amended to read as follows:

         "Notwithstanding the foregoing, each of the following individuals shall be ineligible to participate in this Plan: (i) an Employee who is employed as a building trades worker under a construction industry collective bargaining agreement providing specifically for retirement benefit payments to be made thereunder for such building trades worker;
         (ii) an Employee who is a 'leased employee' (as defined in Section 414(n)(2) of the Code, subject to Code Section 414(n)(5)); (iii) an individual who is designated, compensated, or otherwise classified or treated as an independent contractor or a leased employee by an Employer or an Affiliate; and (iv) an individual who is a non-resident alien and who receives no United States source earned income from the Employer."

                  5. Effective as of April 1, 1999, the first sentence in
Section 6.3 of the Plan is hereby amended to read as follows:

         "In the event of termination of a Participant's Service due to his death, the entire amount of such Participant's Account shall be fully vested as of his date of death. If a Participant's death occurs prior to filing his written election to commence the payment of his benefit under the Plan, after receipt by the Committee of acceptable proof of death, the entire vested amount in the Account of such Participant shall be payable as follows:"

                  6. Effective as of April 1, 1999, the first, second and third paragraphs of Section 6.6 of the Plan and Clauses (a) and (b) of Section 6.6 of the Plan are hereby amended to read as follows:

                  "6.6 Payment of Benefits: Upon a Participant's entitlement to payment of benefits under either Section 6.1, 6.2 or 6.4, he shall file his written election on such form or forms, and subject to such conditions, as the Committee shall prescribe. His election shall specify whether he wishes payment of his benefits to be made as of such entitlement or to be deferred to the extent provided below. If a payment becomes due for any reason other than death or Disability, and if the amounts due from the Participant's Accounts are in excess of $5,000, payment of


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         such amounts shall be deferred to the extent provided below unless the
         Participant consents to earlier payment. If the Participant so consents to an earlier payment, such payment shall be made as soon as practicable. Notwithstanding any other provision of this Section 6.6 or the Plan to the contrary, if the amounts due from the Participant's Accounts do not exceed $5,000, payment of such amounts shall automatically be made in a lump-sum payment as soon as administratively practicable following termination of Service for any reason.

                  In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire vested amount in the Participant's Accounts to the party or parties entitled thereto under Section 6.3 in a lump-sum distribution in cash or, if timely elected by such party or parties, all or a portion in kind in the shares of Common Stock held in an Account invested in the Reliant Energy Common Stock Fund, within five years after the death of such Participant.

                  Subject to the requirements of Section 6.10 and except as otherwise provided in this Section 6.6, any distribution to be made to a Participant under the provisions of this Article VI following his termination of employment shall be made or commence as soon as administratively practicable after the Participant files his written election, in the form and manner prescribed by the Committee, to receive the amounts in his Accounts, with such amounts to be paid in one of the following methods, as elected by the Participant:

                           (a) Lump-Sum Distributions: As a lump-sum
                  distribution in cash, provided that no lump-sum distribution may be paid to the Participant unless he has elected such distribution on an election form prescribed by the Committee.

                           (b) Installment Payments: As monthly, quarterly,
                  semi-annual or annual installment payments over a specified term of ten years or less, as elected by the Participant, in cash ('Installment Payments'), provided that no Installment Payments may be paid to the Participant unless he has elected such payments on an election form prescribed by the Committee, with such Installment Payments continuing to the Participant's Beneficiary designated on such election form (or his Beneficiary under the Plan in lieu of a valid election form designation) if the Participant's death occurs during the term of the Installment Payments. After Installment Payments commence, the Participant (or his Beneficiary, as provided above in the event of the Participant's death) shall have the right at any time to convert the remaining balance of his Account to a lump-sum distribution."

                  7. Effective as of July 1, 2000, Article I of the Plan is hereby amended to add new Section 1.28(A) to read as follows:

                  "1.28(A) INSYNC PARTICIPANT: A Participant who was participating in the Insync Plan immediately prior to July 1, 2000."


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                  8. Effective as of July 1, 2000, Article I of the Plan is
hereby amended to add new Section 1.28(B) as follows:

                  "1.28(B) INSYNC PLAN: The Insync Internet Services, Inc. 401(k) Plan as in effect immediately prior to July 1, 2000."

                  9. Effective as of July 1, 2000, the second paragraph of
Section 5.1(a) of the Plan and Clause (i) of Section 5.1(a) of the Plan are hereby amended to read as follows:

                  "The foregoing to the contrary notwithstanding, with respect to certain amounts transferred to the Plan from the Insync Plan, Minnegasco Plan and NorAm Plan, the following Prior Plan Accounts shall be maintained:

                           (i) Prior Plan Matching Account: The interest in each
                  Investment Fund attributable to employee matching contribution to (A) the Minnegasco and NorAm Plans prior to January 1, 1999 for Minnegasco and NorAm Participants, respectively, and (B) the Insync Plan prior to July 1, 2000 for Insync Participants shall be reflected in a Prior Plan Matching Account;"

                  IN WITNESS WHEREOF, the Benefits Committee of Reliant Energy, Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 6th day of September, 2000, but effective as of the dates specified herein.


                                        BENEFITS COMMITTEE OF
                                        RELIANT ENERGY, INCORPORATED



                                        By: /s David M. McClanahan
                                           --------------------------
                                           David McClanahan, Chairman
ATTEST:


/s/ Lynne Harkel-Rumford
--------------------------------------
Lynne Harkel-Rumford, Secretary


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